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                                                                    EXHIBIT 12.1

                              AVONDALE INCORPORATED
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                      (AMOUNTS IN MILLIONS, EXCEPT RATIOS)

                                                                            Fiscal Year Ended
                                                         1997           1998          1999           2000            2001
                                                       -------        -------        -------        -------        -------
Fixed Charges:
   Interest expense                                    $  26.2        $  23.3        $  23.0        $  20.2        $  20.4
   Discount and expenses on sale of
      accounts receivable                                  6.6            7.3            5.6            5.6            4.9
   Amortization of debt issuance costs                     1.1            1.1            1.1            1.1            1.0
                                                       -------        -------        -------        -------        -------
     Fixed Charges                                     $  33.9        $  31.7        $  29.7        $  26.9        $  26.3
                                                       =======        =======        =======        =======        =======

Earnings
   Pretax income before
     extraordinary item                                $  37.9        $  55.4        $  16.3        $  51.6        $   1.8

   Fixed charges                                          33.9           31.7           29.7           26.9           26.3
                                                       -------        -------        -------        -------        -------
       Earnings                                        $  71.8        $  87.1        $  46.0        $  78.5        $  28.1
                                                       =======        =======        =======        =======        =======
Ratio of Earnings to Fixed Charges                         2.1x           2.8x           1.5x           2.9x           1.1x